EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements on Form S-8 of NATIONAL COAL CORP. (File Nos. 333-123184 and 333-115649) of our report dated February 11, 2005 (except as to the last four paragraphs of Note #9, which date is March 29, 2005), included in this Annual Report on Form 10-KSB of NATIONAL COAL CORP. for the fiscal year ended December 31, 2004.


/s/ Gordon, Hughes & Banks, LLP
--------------------------------

Greenwood Village, Colorado
March 30, 2005